UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2004
(Date of earliest event reported)

Computer Associates International, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: PURCHASE AGREEMENT
EX-4.2: INDENTURE
EX-4.3: REGISTRATION RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On November 15, 2004, Computer Associates International, Inc. (the “Company”) agreed to issue and sell $500 million aggregate principal amount of its 4.75%, 5-year senior unsecured notes and $500 million aggregate principal amount of its 5.625%, 10-year senior unsecured notes (collectively, the “Notes”) through a private offering to qualified institutional buyers under Securities and Exchange Commission (“SEC”) Rule 144A and to non-U.S. persons outside the United States under SEC Regulation S. The Company has the option to redeem the 5-year notes and the 10-year notes at any time, at redemption prices equal to the greater of (i) 100% of the aggregate principal amount of the notes of such series being redeemed and (ii) the present value of the principal and interest payable over the life of the Notes, discounted at a rate equal to 15 basis points and 20 basis points, respectively, over a comparable U.S. Treasury bond yield. The maturity of the Notes may be accelerated by the holders upon certain events of default, including failure to make payments when due and failure to comply with covenants in the Notes, as provided in the Notes. The Company also agreed for the benefit of the holders to register the Notes under the Securities Act of 1933 so that the Notes may be sold in the public market. If the Company does not meet certain deadlines for filing and effectiveness of the registration statement, the interest rate on the Notes will increase by 25 basis points for up to 90 days and by an additional 25 basis points thereafter, until the delay is cured. The Company signed a purchase agreement with various investment banks under which the Company agreed to issue and sell the Notes to the banks, and the banks, subject to customary closing conditions, agreed to purchase the Notes from the Company, at a purchase price equal to 99.261% of the principal amount, in the case of the 5-year notes, and 98.855% of the principal amount, in the case of the 10-year notes, for resale under Rule 144A and Regulation S. Several of the purchasers or their affiliates have provided investment and commercial banking services to the Company from time to time, with some being lenders under the Company’s existing credit facilities, and may continue to provide such services in the future. The Notes were issued on November 18, 2004 under an indenture between the Company and the trustee for the holders of the Notes.

     The foregoing description of the Notes and related matters is qualified in its entirety by reference to the Purchase Agreement, the Indenture and the Registration Rights Agreement filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.1	Purchase Agreement dated November 15, 2004.

4.2	Indenture dated November 18, 2004.

4.3	Registration Rights Agreement dated November 18, 2004.

99.1	Press Release dated November 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Date: November 18, 2004	By:	/s/ Jeff Clarke
Jeff Clarke
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Purchase Agreement dated November 15, 2004.

4.2	Indenture dated November 18, 2004.

4.3	Registration Rights Agreement dated November 18, 2004.

99.1	Press Release dated November 16, 2004.